UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2014 (December 11, 2014)

PEREGRINE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-35623	86-0652659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9380 Carroll Park Drive
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 731-9400

______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
On December 11, 2014, Peregrine Semiconductor Corporation, a Delaware corporation (“Peregrine”) terminated its Second Amended and Restated Loan and Security Agreement, dated as of June 30, 2010, between Silicon Valley Bank and Peregrine (together with all amendments and ancillary and/or related documents thereto, the “Loan and Security Agreement”). There were no outstanding obligations under the Loan and Security Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets
On December 12, 2014, Peregrine completed its previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of August 22, 2014 (the “Merger Agreement”) by and among Murata Electronics North America, Inc., a Texas corporation (“Murata”), PJ Falcon Acquisition Company, Limited, a Delaware corporation and a wholly-owned subsidiary of Murata (“Merger Sub”) and Peregrine. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Peregrine, with Peregrine surviving the Merger as a wholly-owned subsidiary of Murata.
The information set forth in Items 3.03 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On December 12, 2014, in connection with the Merger, Peregrine notified The Nasdaq National Market (“Nasdaq”) of its intent to remove its shares of common stock, par value $0.001 per share (the “Shares”), from listing on Nasdaq and requested that Nasdaq file a Notification of Removal from Listing and/or Registration on Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist and deregister the Shares. Peregrine will file with the SEC a Form 15 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Shares and the suspension of Peregrine’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.
Item 3.03 Material Modification to Rights of Security Holders
Pursuant to the terms of the Merger Agreement and as approved by the stockholders on November 19, 2014, on December 12, 2014 each outstanding Share was converted into the right to receive $12.50 in cash, without interest, less any applicable withholding taxes, other than shares held by Peregrine as treasury stock or by any of its subsidiaries or by Murata Manufacturing Co., Ltd., Murata or any of its subsidiaries which will be cancelled and no payment will be made with respect to those Shares, and Shares held by stockholders who perfected appraisal rights under Delaware law with respect to any such Shares, if any.
Each Peregrine stock option (whether vested or unvested) that was unexpired, unexercised and outstanding at the effective time of the Merger was cancelled and in exchange for the right to receive an amount in cash equal to the product of (i) the aggregate number of Shares subject to such option and (ii) the excess (if any) of the per share merger consideration of $12.50 over the applicable exercise price per share of such stock option (without interest and less any applicable withholding taxes). Stock options with an exercise price equal to or greater than $12.50 per share were cancelled without the payment of consideration.
Each Peregrine restricted stock unit that was outstanding and unvested at the effective time of the Merger was cancelled and converted into the right to receive an amount in cash equal to the per share merger consideration of $12.50 multiplied by the total number of shares of our common stock underlying such restricted stock unit, without interest and less any applicable withholding taxes. Such converted cash awards will remain subject to the same vesting terms that applied to the restricted stock units prior to the Merger under the applicable award agreement or contract. In addition to any other rights to accelerated vesting that the holder of such a right would be entitled pursuant to such award agreement or contract, the Merger Agreement provides that all unvested converted restricted stock units will accelerate in full if the holder is either (i) terminated without cause or (ii) resigns for good reason within one year following the closing of the Merger. Each holder of converted restricted stock units will be paid in cash within 15 days following the date on which such awards become vested. If such converted restricted stock units cease to vest and does not otherwise accelerate pursuant to the terms of the applicable award agreements or the Merger Agreement, no cash payment will be made with respect to such restricted stock units.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Peregrine’s Current Report on Form 8-K, filed with the SEC on August 22, 2014, and which is incorporated herein by reference.
The information set forth in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.
Item 5.01 Changes in Control of Registrant
The information set forth in Items 2.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.01
The aggregate consideration paid by Murata in connection with the Merger was approximately $470 million ($463 million excluding Murata’s existing holding), which consideration Murata funded through cash on hand.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers
Effective as of the effective time of the Merger, John H. Allen, Jeffrey K. Belk, Paul N. D’Addario, Gary A. Monetti, Robert D. Pavey, Carl P. Schlachte, Elton B. Sherwin and Anthony S. Thornley resigned from the board of directors of Peregrine (the “Board”) and from all committees of the Board, with James S. Cable remaining on the Board. On December 12, 2014, Norio Nakajima, David M. Kirk, Ken Tonegawa and Yoshito Takemura became new directors of Peregrine.
Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year
On December 12, 2014, Peregrine adopted an amendment to the Amended and Restated Bylaws of Peregrine, as amended (the “Bylaws”), which amendment took effect upon adoption by the Board. The Bylaws as so amended are attached as Exhibit 3.1 hereto and incorporated herein by reference.
Item 8.01 Other Events
On December 12, 2014, Murata and Peregrine issued a joint press release attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Peregrine Semiconductor Corporation
99.1	Press Release of Murata Electronics North America, Inc. and Peregrine Semiconductor Corporation dated December 12, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE SEMICONDUCTOR CORPORATION
Date: December 12, 2014	/s/ Jay Biskupski
Jay Biskupski Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Peregrine Semiconductor Corporation
99.1	Press Release of Murata Electronics North America, Inc. and Peregrine Semiconductor Corporation dated December 12, 2014